Investors May Contact:
                                                                Stacey Yonkus
                                                 Director, Investor Relations
                                                               (212) 885-2512
                                                       syonkus@asburyauto.com

                                                       Reporters May Contact:
                                                                  David Shein
                                                            RFBinder Partners
                                                               (212) 994-7514
                                                     david.shein@rfbinder.com



           Asbury Automotive Group Withdraws Secondary Stock Offering


New York, NY, July 19, 2004 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today announced that it would not proceed with a proposed secondary offering of its common stock. The Company has withdrawn the registration statement that it filed with the Securities and Exchange Commission.

In the offering, a majority of the shares were to have been sold by Asbury Automotive Holdings L.L.C., a controlled affiliate of Ripplewood Investments L.L.C., with the remainder offered by certain other stockholders. The Company would not have received any proceeds from the offering.

President and CEO Kenneth B. Gilman said, "In light of the current valuation of Asbury's common stock, the selling shareholders have decided against an offering at this time. Based on expectations for the remainder of the year, with Asbury trading at a multiple of only seven times the current year consensus earnings estimate, the selling shareholders believe present valuation levels do not reflect the inherent growth potential the business affords."

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2003 revenues of $4.8 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 100 retail auto stores, encompassing 139 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.